UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 3, 2006

(Date of earliest event reported)

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30901	94-3282005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Broadway, Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 556-9440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. E. Scott Russell resigned from the Board of Directors effective January 3, 2006. Mr. Russell informed the Company that after seven years on the Board of Directors, he intends to focus on venture capital investing activities with private companies in his role as a General Partner with Diamondhead Ventures.

On January 4, 2006, the Company’s Board of Directors appointed James Thanos, a current director, to the Audit Committee to fill the vacancy left by Mr. Russell’s departure. The Audit Committee is now comprised of Kevin C. Eichler, Manuel Diaz, and Mr. Thanos. Each member of the Audit Committee meets applicable qualification requirements and is independent as defined by the rules and regulations applicable to audit committee membership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2006

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang
Ken Owyang
Interim Chief Financial Officer
(Principal Financial Officer and Chief Accounting Officer)